UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 22, 2009, GRP Loan, LLC and GRP Strategies, LLC (collectively, "GRP"), wholly-owned subsidiaries of SLM Corporation (the "Company"), entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement") dated as of October 22, 2009 with DLJ Mortgage Capital, Inc. ("DLJ") to sell substantially all of GRP’s mortgage loan and real estate assets to DLJ. The Company entered into a Guaranty Agreement by which it guaranteed GRP’s post-closing obligations with respect to the sold assets. On October 26, 2009, GRP and DLJ completed the sale under the Purchase Agreement. DLJ paid GRP a purchase price of $278,682,850 for the assets it purchased. In connection with this transaction, the Company expects to recognize an after tax loss of approximately $85 to $95 million in the fourth quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

October 28, 2009	By:	/s/ Mark L. Heleen

Name: Mark L. Heleen
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase and Sale Agreement dated October 22, 2009 by and between GRP Loan, LLC, GRP Strategies, LLC and DLJ Mortgage Capital, Inc.
10.2	Guaranty Agreement dated October 22, 2009 by and between GRP Loan, LLC, GRP Strategies, LLC and DLJ Mortgage Capital, Inc.